Exhibit 10.3

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this Agreement) is made as of [                      ], by and between BeiGene, Ltd., an exempted company incorporated in the Cayman Islands (the Company), and [                               ] (the Indemnitee), [a director/an executive officer] of the Company.

WHEREAS, the Indemnitee has agreed to serve as [a director/an executive officer] of the Company and in such capacity will render valuable services to the Company; and

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve as directors and officers of the Company, the board of directors of the Company (the Board) has determined that it is reasonably prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and other good and valuable consideration, including, without limitation, the service of the Indemnitee, the receipt of which hereby is acknowledged, and in order to induce the Indemnitee to serve, or continue to serve, as [a director/an executive officer] of the Company, the Company and the Indemnitee hereby agree as follows:

1.                                      Definitions. As used in this Agreement:

(a)                                 “Change in Control” shall mean:

(i)                                     any “person” (as such term is used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the Securities Exchange Act)), but excluding (1) the Company, (2) any trustee or other fiduciary holding securities pursuant to an employee benefit or welfare plan or employee share plan of the Company or any subsidiary or affiliate of the Company, or any entity organised, appointed, established or holding securities of the Company with voting power for or pursuant to the terms of any such plan and (3) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least a majority of the directors in office immediately prior to such person’s attaining such interest;

(ii)                                  any merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity;

(iii)                               the approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of related transactions, of all or substantially all of the Company’s assets; and

(iv)                              any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar or successor schedule or form) promulgated under the Securities Exchange Act whether or not the Company is then subject to such reporting requirements.

(b)                                 “Disinterested Director” with respect to any request by the Indemnitee for indemnification or advancement of expenses hereunder shall mean a director of the Company who neither is nor was a party to the Proceeding (as defined below) in respect of which indemnification or advancement is being sought by the Indemnitee.

(c)                                  The term “Expenses” shall mean any expense, liability or loss, including, without limitation, damages, judgments, fines, penalties, settlements (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, liabilities, losses, taxes, any expense paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding, and any taxes, interests, assessments or other charges imposed as a result of the actual or deemed receipt of any payment under this Agreement.

(d)                                 The term “Independent Legal Counsel” shall mean any firm of attorneys that is reasonably selected by the Board, so long as such firm is not currently representing and has not in the preceding five (5) years represented the Company, the Company’s subsidiaries or affiliates, the Indemnitee, any entity controlled by the Indemnitee, or any party adverse to the Company in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement or other indemnitees under similar indemnification agreements). Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification or advancement of expenses under this Agreement, the Company’s Amended and Restated Memorandum of Association and Articles of Association (the Articles), which became effective immediately prior to the Company’s initial public offering, applicable law or otherwise.

(e)                                  The term “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, hearing or any other proceeding (including, without limitation, an appeal therefrom), formal or informal, whether brought in the name of the Company or otherwise, whether of a civil, criminal, administrative or investigative nature, and whether by, in or involving a court or an administrative, other governmental or private entity or body (including, without limitation, an investigation by the Company or its Board), in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of (i) the fact that the Indemnitee is or was a director (or a director appointee) or an executive officer of the Company, or is or was serving at the request of the Company as an agent of another enterprise, (ii) any actual or alleged act or omission or neglect or breach of duty, including, without limitation, any actual or alleged error or misstatement or misleading statement, which the Indemnitee commits or suffers while acting in any such capacity, or (iii) the Indemnitee attempting to establish or establishing a right to indemnification or advancement of expenses pursuant to this Agreement, the Articles, applicable law or otherwise, in each case whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

(f)                                   The phrase “serving at the request of the Company as an agent of another enterprise” or any similar terminology shall mean, unless the context otherwise requires, serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic. The phrase “serving at the request of the Company” shall include, without limitation, any service as a director or an executive officer of the Company which imposes duties on, or involves services by, such director or executive officer with respect to the Company or any of the Company’s subsidiaries, affiliates, employee benefit or welfare plans, such plan’s participants or beneficiaries or any other enterprise, foreign or domestic. In the event that the Indemnitee shall be a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic, 50% or more of the ordinary shares, combined voting power or total equity interest of which is owned by the Company or any subsidiary or affiliate thereof, then the Indemnitee shall be presumed conclusively to be so acting at the request of the Company.

2.                                      Indemnification. Subject to Section 6 below, the Company hereby agrees to hold harmless and indemnify the Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification and without limiting the generality thereof:

(a)                                 Proceedings by or in the Right of the Company. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favour against all Expenses that the Indemnitee actually and reasonably incurred in connection with such a Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudicated by final judgment by a court of competent jurisdiction to be liable to the Company for dishonesty, willful default or fraud in the performance of his duty to the Company, unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as such court shall deem proper.

(b)                                 Proceedings Other than Proceedings by or in the Right of the Company. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company) against all Expenses that the Indemnitee actually and reasonably incurred in connection with such a Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company.

(c)                                  Indemnification for Expenses of Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has prepared to serve or has served as a witness or is made to respond to discovery requests in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

(d)                                 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Proceedings but not, however, for all of the Expenses, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

3.                                      Contribution. If the indemnification provided in Section 2 above is unavailable to Indemnitee for any reason (other than those set forth in Section 6 below) in connection with a Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company, in lieu of indemnifying Indemnitee pursuant to Section 2, shall contribute to the amount of Expenses that the Indemnitee actually and reasonably incurred and paid or that are payable by the Indemnitee in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding to reflect (i) the relative benefits received by the Company and the Indemnitee, (ii) the relative fault of the Company and such Indemnitee in connection with the transaction or events from which such Proceeding arose, or both. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses.

4.                                      Advancement of Expenses. The Expenses incurred by the Indemnitee in any Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by applicable law; provided, however, that the Indemnitee shall set forth in such request reasonable evidence that such Expenses have been incurred by the Indemnitee in connection with such Proceeding and an undertaking in writing to repay any advances the Indemnitee is ultimately determined as provided in subsection 5(b) of this Agreement is not to be entitled to indemnification under this Agreement, the Articles, applicable law or otherwise.

5.                                      Indemnification Procedure; Determination of Right to Indemnification.

(a)                                 Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if the Indemnitee intends to make a claim for indemnification against the Company under this Agreement, notify the Company of the commencement of such Proceeding in a written request, and shall provide the Company such documentation and information as is reasonably available to Indemnitee and is reasonably necessary for the Company to determine whether and to what extent Indemnitee is entitled to indemnification. The omission to so notify the Company will not relieve the Company from any liability the Company may have to the Indemnitee under this Agreement unless the Company shall have lost significant substantive or procedural rights with respect to the defense of any Proceeding as a result of such omission to so notify.

(b)                                 The Indemnitee shall be conclusively presumed to be entitled to indemnification under this Agreement unless a determination is made that the Indemnitee is not entitled to indemnification under this Agreement, the Articles, applicable law or otherwise by one of the following two methods, which, in the absence of a Change in Control, shall be at the election of the Board: (i) by a majority vote of the Disinterested Directors or (ii) if a majority vote of the Disinterested Directors is not obtainable or, even if obtainable, the Disinterested Directors so direct, by Independent Legal Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. If a Change of Control shall have occurred and the Indemnitee so requests in writing, such determination shall be made only by Independent Legal Counsel in the manner set forth in this subsection.

(c)                                  If (i) a determination is made that the Indemnitee is not entitled to indemnification under this Agreement or (ii) a claim for indemnification or advancement of Expenses under this Agreement is not paid by the Company within thirty (30) days after receipt by the Company of written notice, the Indemnitee is entitled to an adjudication in any court of competent jurisdiction. Such judicial proceeding shall be made de novo. The burden of proving that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the directors of the Company or Independent Legal Counsel to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, if any, nor an actual determination by the directors of the Company or Independent Legal Counsel that the Indemnitee has not met the applicable standard of conduct shall be a defense to an action by the Indemnitee or create a presumption for the purpose of such an action that the Indemnitee has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (i) create a presumption that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in the best interests of the Company, its securityholders, or both, and, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification or advancement of Expenses under this Agreement, except as may be provided in this Agreement.

(d)                                 If a court of competent jurisdiction shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses under this Agreement, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings).

(e)                                  The Company will be entitled to participate at its own expense in any Proceeding for which indemnification or advancement of Expenses is requested and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the

Indemnitee’s defense, other than as provided below. The Company shall not settle any Proceeding in any manner that would impose any penalty or liability on the Indemnitee without the Indemnitee’s written consent. The Indemnitee shall have the right to employ his own counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Indemnitee in the Proceeding shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that the Company and the Indemnitee may have a conflict of interest in the conduct of the defense of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of the Indemnitee in a Proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be advanced by the Company. The Company shall not be entitled to assume the defense of the Indemnitee in any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has reasonably concluded that a conflict of interest may exist between the Company and the Indemnitee.

(f)                                   Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. Subject to Section 3, the Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense, conduct and settlement, if any, of such action.

6.                                      Limitations on Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to indemnify the Indemnitee:

(a)                                 in connection with any Proceeding initiated or brought voluntarily by the Indemnitee and not by way of defence, unless (i) the Board authorised the Proceeding prior to its initiation or (ii) the Proceeding is to enforce indemnification rights under this Agreement, the Articles, applicable law or otherwise and either (A) Indemnitee is successful in such Proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of Expenses under this Agreement (in which case such indemnification or advancement shall be to the fullest extent permitted by this Agreement) or (B) the court in such Proceeding shall determine that, despite Indemnitee’s failure to establish a right to indemnification, Indemnitee is entitled to indemnity for such expenses (in which case such indemnification or advancement shall be to the extent provided by such court);

(b)                                 in connection with the Indemnitee preparing to serve or serving, prior to a Change in Control, as a witness in voluntary cooperation with any non-governmental or non-regulatory party or entity who or which has threatened or commenced any action or proceeding against the Company, or any director, officer, employee, trustee, agent, representative, subsidiary, parent corporation or affiliate of the Company, but such indemnification may be provided by the Company if the Board finds it to be appropriate;

(c)                                  for which payment has actually been made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance policy;

(d)                                 for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act or similar provisions of any foreign or United States federal, state or local statute or regulation;

(e)                                  to the extent the Indemnitee is entitled to be indemnified other than by the Company or a subsidiary of the Company;

(f)                                   for conduct that is finally adjudged by a court of competent jurisdiction to have been caused by the Indemnitee’s dishonesty, wilful default or fraud, including, without limitation, breach of the duty of loyalty, unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts the court shall deem proper;

(g)                                  if a court of competent jurisdiction finally determines that such indemnification is unlawful. In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission (the SEC) takes the position that indemnification for liabilities arising under securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication;

(h)                                 in connection with the Indemnitee’s personal tax matters;

(i)                                     subject to the proviso in Section 6(a), in connection with any dispute or breach arising under any contract or similar obligation between the Company or any of its subsidiaries or affiliates and such Indemnitee; or

(j)                                    in connection with any reimbursement made by Indemnitee to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), Section 306 of the Sarbanes-Oxley Act or Section 954 of the Dodd—Frank Wall Street Reform and Consumer Protection Act and the rules promulgated by the SEC thereunder.

7.                                      Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a Proceeding pursuant to the terms of this Agreement, the Company has directors’ and officers’ insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action, on behalf of the Indemnitee, to cause such insurers to pay all amounts payable to the Indemnitee as a result of such Proceeding in accordance with the terms of such policies.

8.                                      No Employment Rights. Nothing in this Agreement is intended to create in the Indemnitee any right to continued service on the Board of Directors or employment with the Company.

9.                                      Continuation of Indemnification. All agreements and obligations of the Company in this Agreement shall continue during the period that the Indemnitee is a director, an executive officer, or both of the Company (or is or was serving at the request of the Company as an agent of another enterprise, foreign or domestic) and shall continue after that period so long as the Indemnitee shall be subject to any Proceeding by reason of the fact that the Indemnitee is or was a director, an executive officer, or both of the Company or is or was serving in any other capacity referred to in this Section 9. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director, an executive officer, or both of the Company or as an agent of another enterprise at the Company’s request.

10.                               Indemnification under this Agreement Not Exclusive. The indemnification provided by this Agreement shall not be deemed to be exclusive of any other rights the Indemnitee may have under the Articles, any agreement, vote of shareholders or vote of Disinterested Directors, provisions of applicable law, or otherwise, both as to action or omission in the Indemnitee’s official capacity and as to action or omission in another capacity on behalf of the Company while serving as a director, executive officer, or both.

11.                               Assignment; Successors and Assigns. Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the prior written consent of the other party, except that the Company may, without such consent, assign all such rights and obligations to a successor in interest to the Company that assumes all obligations of the Company under this Agreement in a written agreement in form and substance satisfactory to the Indemnitee. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties and the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company) and assigns, as well as the Indemnitee’s spouse, heirs, and personal and legal representatives.

12.                               Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

13.                               Severability. Each and every section, sentence, term and provision of this Agreement is separate and distinct so that if any section, sentence, term or provision shall be held to be invalid, unlawful or unenforceable for any reason, such invalidity, unlawfulness or unenforceability shall not affect the validity, lawfulness or enforceability of any other section, sentence, term or provision. To the extent required, any section, sentence, term or provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law. The Company’s inability, pursuant to a court order or decision, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

14.                               Savings Clause. If this Agreement or any section, sentence, term or provision is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding to the fullest extent permitted by any (a) applicable section, sentence, term or provision of this Agreement that has not been invalidated or (b) applicable law.

15.                               Interpretation; Governing Law. This Agreement shall be construed as a whole and in accordance with its fair meaning and any ambiguities shall not be construed for or against either party. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with Cayman law without regard to conflict of laws principles. Each of the parties to this Agreement irrevocably agrees that the courts of the Cayman Islands shall have non-exclusive jurisdiction to hear and determine any claim, suit, action or proceeding, and to settle any disputes, that may arise out of or are in any way related to or in connection with this Agreement and, for such purposes, irrevocably submits to the nonexclusive jurisdiction of such courts.

16.                               Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee under this Agreement are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Articles, or by other agreements, including directors’ and officers’ liability insurance policies, of the Company.

17.                               Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

18.                               Notices. Any notice required to be given under this Agreement shall be directed to the Chief Executive Officer of the Company at BeiGene, Ltd., c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, and to the Indemnitee at or to such other address as the Indemnitee shall designate to the Company in writing.

19.                               Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter.

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IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as a Deed on the date first written above.

BEIGENE, LTD.

By:

Name:

Title:

INDEMNITEE

By:

Name: